Exhibit 99.2

Semtech Acquires Wireless Long Range IP Provider Cycleo

  Complements and expands Semtech’s existing long-range low-power RF technology portfolio
  Expands served addressable market in industrial and home automation RF applications

CAMARILLO, Calif.--(BUSINESS WIRE)--March 7, 2012--Semtech Corporation (Nasdaq: SMTC), a leading supplier of analog and mixed-signal semiconductors, today announced it acquired Cycleo SAS and all of its assets, related companies and operations. Headquartered in Grenoble, France, privately-held Cycleo develops IP for wireless long-range semiconductor products used in smart metering and other industrial and consumer markets. Cycleo technology will be incorporated in future Semtech RF platforms that need to deliver extended range at lower cost and lower power.

“We are very excited to have Cycleo become a part of Semtech,” stated Mohan Maheswaran, President and Chief Executive Officer of Semtech. “Cycleo’s IP portfolio is highly complementary to Semtech’s product roadmap, especially in the fast-growing Energy Control, Security and Asset Management markets. Associating our high-sensitivity, low-power transceiver technology with the Cycleo long-range IP allows Semtech to create disruptive products, enabling new long-range applications that drastically reduce the infrastructure costs.”

In a joint statement, Cycleo senior executives Francois Sforza and François Hede and the company founders noted: “We are thrilled to be joining Semtech, whose leadership in the high-end wireless and sensing business was the best possible fit for Cycleo technology. The Cycleo IP product line complements particularly well Semtech’s current offering and will bring customers a unique set of high-end, digitally enhanced wireless solutions.”

Under the terms of the agreement, Semtech paid the stockholders of Cycleo $5 million in cash at closing. The stockholders will be able to earn up to an additional $16 million in cash based on the achievement of revenue and operating profit goals over the next four years. The transaction was funded from Semtech’s existing international cash reserves. Semtech estimates the transaction will have no material impact to earnings in its current fiscal year.

Forward-Looking and Cautionary Statements

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and Semtech’s and Cycleo’s plans, objectives and expectations, including but not limited to Semtech’s plans, objectives and expectations with respect to Cycleo and its business, and the closing of the proposed transaction. These forward-looking statements are identified by the use of such terms and phrases as "intends," "goal," "estimate,” "expect," "project," "plans," "anticipates," "should," "will," "designed to," "believe," and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the success of near and longer term integration efforts between the combined companies, including efforts to integrate and combine Cycleo products and technologies into Semtech products and technologies; unexpected acquisition-related costs and expenses; competitive changes in the market place applicable to the products of Cycleo, as those products may be incorporated into existing products of Semtech, including, but not limited to the pace of growth or adoption rates of applicable products or technologies, shifts in focus among target customers, and other comparable changes in projected or anticipated markets; the depth, extent and duration of current and anticipated worldwide economic uncertainty, at both a macro level, and as it impacts both Semtech’s and Cycleo’s historical products, industry, and market sector, as well as those of Cycleo’s following closing of the proposed transaction; and Semtech’s ability to forecast and achieve anticipated earnings in light of continuing economic uncertainty, including estimates applicable to Cycleo, as well as resulting from the integration of Cycleo’s financial performance and results into Semtech’s full financial results. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the "Risk Factors" section and elsewhere in Semtech’s Annual Report on Form 10-K for the fiscal year ended January 30, 2011 and in Semtech’s other filings with the SEC.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

About Cycleo

Cycleo is a provider of innovative wireless solutions offering long-range machine-to-machine communication to the wireless world. Based upon a disruptive patented technology, Cycleo’s solutions enable unprecedented range without raising emission power at a very low cost. Cycleo operates worldwide and provides Intellectual property and design solutions to the electronic and semiconductor industry. For more information visit: http://www.cycleo.net.

Semtech and the Semtech logo are marks of Semtech Corporation.

CONTACT:
Semtech Corporation
Linda Brewton
Sr. Manager Investor Relations
805-480-2004
webir@semtech.com